AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 11, 2001
                                                      REGISTRATION NO. 333-47420
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                __________________

                                AMENDMENT NO. 3 TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                __________________

                                 LIFESTREAM INC.
              (EXACT NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

          WASHINGTON                     5499                   91-2033678
(STATE OR OTHER JURISDICTION OF    (PRIMARY STANDARD         (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)      INDUSTRIAL CODE)      IDENTIFICATION NUMBER)

                            #4020 - 8171 ACKROYD ROAD
                   RICHMOND, BRITISH COLUMBIA V6X 3K1, CANADA
                                 (604) 618-3189
          (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)
                               _____________________

             AGENT FOR SERVICE:                        WITH A COPY TO:
           HERMAN POON, PRESIDENT                    JAMES L. VANDEBERG
               LIFESTREAM INC.                   OGDEN MURPHY WALLACE, PLLC
         #4020 - 8171 ACKROYD ROAD             1601 FIFTH AVENUE, SUITE 2100
RICHMOND, BRITISH COLUMBIA V6X 3K1, CANADA        SEATTLE, WASHINGTON 98101
             (604) 618-3189                            (206) 447-7000

  (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                              OF AGENT FOR SERVICE)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.


     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [X]


     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]
                         CALCULATION OF REGISTRATION FEE


============================================================================================
                                            PROPOSED         PROPOSED
                               AMOUNT        MAXIMUM          MAXIMUM
TITLE OF EACH CLASS OF         TO BE     OFFERING PRICE      AGGREGATE         AMOUNT OF
SECURITIES TO BE REGISTERED  REGISTERED     PER UNIT      OFFERING PRICE   REGISTRATION FEE
--------------------------------------------------------------------------------------------

Class A Common Stock  . . .   1,000,000  $           .01  $     10,000.00  $         2.64(1)
============================================================================================

============================================================================================

(1) Previously paid


     THE REGISTRATION HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                    SUBJECT TO COMPLETION-[ENTER DATE, 2001]

PROSPECTUS

                                       , 2001



                                 LIFESTREAM INC.

                            #4020 - 8171 ACKROYD ROAD
                   RICHMOND, BRITISH COLUMBIA V6X 3K1, CANADA
                                 (604) 618-3189



                        1,000,000 SHARES OF COMMON STOCK


     This is the initial public offering of common stock of Lifestream Inc., and no public market currently exists for shares of Lifestream's common stock. The initial public offering price is $0.01 per share of common stock which was arbitrarily determined. The offering is on a best efforts-no minimum basis. There is no minimum purchase requirement and no arrangement to place funds in an escrow, trust, or similar account. The latest date on which this offering will close will be 30 days after the date of this prospectus.

                              _____________________

                 THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK.
                     SEE "RISK FACTORS" BEGINNING ON PAGE 2.

                              _____________________

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     WE WILL AMEND AND COMPLETE THE INFORMATION IN THIS PROSPECTUS. THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN
ANY  STATE  WHERE  THE  OFFER  OR  SALE  IS  NOT  PERMITTED.

                                TABLE OF CONTENTS


                                                                         PAGE
                                                                         ----
                                PART I-PROSPECTUS

PROSPECTUS SUMMARY  . . . . . . . . . . . . . . . . . . . . . . . . . .     1

RISK FACTORS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2

USE OF PROCEEDS . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3

DETERMINATION OF OFFERING PRICE . . . . . . . . . . . . . . . . . . . .     3

PLAN OF DISTRIBUTION  . . . . . . . . . . . . . . . . . . . . . . . . .     3

LEGAL PROCEEDINGS . . . . . . . . . . . . . . . . . . . . . . . . . . .     4

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS  . . . . .     4

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT  . . . .     4

DESCRIPTION OF SECURITIES . . . . . . . . . . . . . . . . . . . . . . .     4

INTEREST OF NAMED EXPERTS AND COUNSEL . . . . . . . . . . . . . . . . .     5

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT
  LIABILITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5

DESCRIPTION OF BUSINESS . . . . . . . . . . . . . . . . . . . . . . . .     6

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION . . . . . . .    13

DESCRIPTION OF PROPERTY . . . . . . . . . . . . . . . . . . . . . . . .    14

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS  . . . . . . . . . . . .    14

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS  . . . . . . .    14

EXECUTIVE COMPENSATION  . . . . . . . . . . . . . . . . . . . . . . . .    15

CHANGES AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
  DISCLOSURE . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     15

FINANCIAL STATEMENTS  . . . . . . . . . . . . . . . . . . . . . . . . .   F-1

                               PROSPECTUS SUMMARY

LIFESTREAM

     Lifestream Inc. is a corporation formed under the laws of the State of Washington, whose principal executive offices are located in Richmond, British Columbia, Canada.

     The primary objective of the business is designed to market high-quality, low-cost vitamins, minerals, nutritional supplements, and other health and fitness products to medical professionals, alternative health professionals, martial arts studios and instructors, sports and fitness trainers, other health and fitness professionals, school and other fund raising programs and other similar types of customers via the Internet for sale to their clients in New York City, Manhattan and Staten Island.


NAME,  ADDRESS,  AND  TELEPHONE  NUMBER  OF  REGISTRANT

     Lifestream  Inc.
     #4020  -  8171  Ackroyd  Road
     Richmond,  British  Columbia  V6X  3K1,  CANADA
     (604)  618-3189

THE OFFERING
  Price per share Offered. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .$0.01
  Common Stock Offered by Lifestream. . . . . . . . . . . . . . . . . . . . . . .1,000,000 shares
  Common Stock Outstanding Prior to Offering. . . . . . . . . . . . . . . . . .  2,500,000 shares
  Common Stock Outstanding After Offering Assuming 50% of the Offering is Sold   3,000,000 shares
  Common Stock Outstanding After Offering Assuming 100% of the Offering is Sold  3,500,000 shares

     Lifestream expects to use the net proceeds for organizational purposes and to determine the feasibility of selling Vitamineralherb.com products to specific markets.


     Lifestream intends to apply to have its shares traded on the OTC bulletin board under the symbol "LFST" upon approval of its registration statement of which this prospectus is a part.

                                  RISK FACTORS

   Lifestream Has Incurred Losses Since Its Inception April 24, 2000 and Expects Losses to Continue For the Foreseeable Future

     Lifestream is in the extreme early stages of development and could fail before implementing its business plan. It is a "start up" venture that will incur net losses for the foreseeable future. In its Independent Auditor's Report, Lifestream's accountants state that Lifestream's failure to generate revenues and conduct operations since its inception raise substantial doubt about its ability to continue as a going concern. Lifestream has only recently acquired its principal asset, a three year license to distribute Vitamineralherb.com products to health and fitness professionals in the New York boroughs of Manhattan and Staten Island via the Internet. Lifestream will incur additional expenses before becoming profitable, if it ever becomes profitable. It is a relatively young company that has no history of earnings or profit. There is no assurance that it will operate profitably in the future or provide a return on investment in the future.

   Lifestream Is Solely Dependent Upon Amounts To Be Raised In This Offering, The Proceeds Of Which Are Insufficient To Achieve Revenues. Lifestream Will Have To Obtain Additional Financing, Which May Not Be Available.

     Lifestream is solely dependent on the proceeds to be raised in this offering, and the results of the offering are uncertain. If all of the shares being offered are sold, the net proceeds to Lifestream after expenses will be approximately $10,000. This amount will only enable Lifestream to conduct surveys to determine the feasibility of its license, and, should it determine that the license is feasible, begin to establish an office. It will need additional funds to complete its development phase and achieve a sustainable sales level where ongoing operations can be funded out of revenues. These expenses will exceed the funds raised by this offering, and Lifestream will have to obtain additional financing through an offering or capital contributions by current shareholders. No commitments to provide additional funds have been made by management or shareholders. Accordingly, there can be no assurance that any additional funds will be available on terms acceptable to Lifestream or at all. If not available, Lifestream's operations would be severely limited, and it would be unable to implement its business plan.

   The Offering Is On A Best Efforts-No Minimum Basis With No Escrow Reserve; Investors Will Not Receive a Refund Even If Lifestream Receives Only Nominal Proceeds

     This offering is on a best efforts basis with no minimum purchase requirement, meaning there is no guarantee as to how much money Lifestream will be able to raise through the sale of its stock. In addition, Lifestream has made no arrangement to place funds in an escrow, trust, or similar account. Even if Lifestream sells only a nominal amount of stock in the offering, raising only minimal funds, investors' money will not be returned to them. If Lifestream fails to sell all the stock it is offering, it may be unable to implement its business plan, and investors may lose all or substantially all of their investment.

   Lifestream's Shareholder Will Continue To Own A Majority Of Lifestream's Stock Following Completion Of The Offering, And Sales Of His Stock May Depress The Market For Lifestream Stock.

     Mr. Poon, Lifestream's sole shareholder, currently owns 2,500,000 shares of Lifestream stock. At the conclusion of this offering, Mr. Poon will continue to own no less than 71% of Lifestream's outstanding shares, assuming sale of all of the stock offered in this prospectus; he will continue to own an even greater percentage if all of the stock being offered is not sold. If Mr. Poon sells substantial amounts of common stock in the public market, the market price of Lifestream's stock could fall. As an affiliate, however, securities regulations prohibit Mr. Poon from selling more than 1% of Lifestream's outstanding stock in any three-month period. If the market for Lifestream's stock is depressed, investors may be unable to reap any profit from any sale of the stock, if they can sell it at all.

   Investors May Face Significant Restrictions On The Resale Of Lifestream's Stock Due To Federal Penny Stock Regulations

     The Securities and Exchange Commission has adopted a number of rules to regulate "penny stocks." Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6 and 15g-7 under the Securities and Exchange Act of 1934, as amended. Because Lifestream's securities will constitute "penny stock" within the meaning of the rules, the rules would apply to Lifestream and its securities. The rules may further affect the ability of owners of Lifestream's shares to sell their securities in any market that may develop for them. There may be a limited market for penny stocks, due to the regulatory burdens on broker-dealers. The market among dealers may not be active. Investors in penny stock often are unable to sell stock back to the dealer that sold them the stock. The mark ups or commissions charged by the broker-dealers will be greater than any profit a seller may make. Because of large dealer spreads, investors may be unable to sell the stock immediately back to the dealer at the same price the dealer sold the stock to the investor. In some cases, the stock may fall quickly in value. Investors may be unable to reap any profit from any sale of the stock, if they can sell it at all.

     Shareholders should be aware that, according to the Securities and Exchange Commission Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

- control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

- manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

- "boiler room" practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

- excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

- the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

   Changes or Interruptions to Lifestream's Arrangements with Its Supplier May Have an Adverse Effect on Its Ability to Operate

     If Lifestream's licensor, Vitamineralherb.com Inc., defaults under its agreement with its supplier, Lifestream could lose access to its manufacturing source, and Lifestream's distribution rights would become meaningless. Similarly, any dispute between the supplier, Ives Formulation Co., and licensor could prevent Lifestream from selling or delivering product to its customers. Any termination or impairment of Lifestream's license rights and access to products could prevent Lifestream from implementing its business plan, thereby limiting its profitability and decreasing the value of its stock.

   If the Vitamineralherb.com Business Plan Does Not Prove To Be Feasible, Lifestream May Be Considered a Blank Check Company Which Would Restrict Resales of Its Stock

     If the Vitamineralherb.com business plan does not prove to be economically feasible, and Lifestream does not otherwise have a specific business plan or purpose, Lifestream would be considered a "blank check company", which could limit an investor's ability to sell its stock, thereby decreasing the value of the stock. A "blank check company" is subject to Rule 419 of the Securities Act. Pursuant to Rule 419, all funds raised by and securities issued in connection with a public offering by a blank check company must be held in escrow, and any such securities may not be transferred. Many states have also enacted statutes, rules and regulations limiting the sale of securities of blank check companies within their respective jurisdictions. As a result, Lifestream would have great difficulty raising additional capital. In addition, there would be a limited public market, if any, for resale of the shares of Lifestream common stock issued in this offering.

   Lifestream  Will  Need  Additional  Financing  Which May Not Be Available, or
   Which  May  Dilute  the  Ownership  Interests  of  Investors

     Lifestream's ultimate success will depend on its ability to raise additional capital. No commitments to provide additional funds have been made by management or other shareholders. Lifestream has not investigated the availability, source or terms that might govern the acquisition of additional financing. If Lifestream fails to raise additional funds, it will be unable to implement its business plan and the company will likely fail. Lifestream may raise additional funds through the issuance of equity, equity-related or convertible debt securities. The issuance of additional common stock will dilute existing stockholders. Lifestream may issue securities with rights, preferences or privileges senior to those of the rights of its common stock and its stockholders may experience additional dilution. When additional capital is needed, there is no assurance that funds will be available from any source or, if available, that they can be obtained on terms acceptable to Lifestream.

   Purchasers Must Rely on Mr. Poon's Abilities For All Decisions As He Will Control the Majority of the Stock After the Offering.

     Mr. Poon is serving as Lifestream's sole officer and director. Lifestream will be heavily dependent upon Mr. Poon's entrepreneurial skills and experience to implement its business plan and may, from time to time, find that his inability to devote full time and attention to its affairs will result in delay(s) in progress towards the implementation of its business plan or in a failure to implement its business plan.

   Lifestream Has No Employment Agreement With Mr. Poon And He Spends Only Part-Time On Its Business. His Leaving May Adversely Affect Lifestream's Ability To Operate.

     Lifestream does not have an employment agreement with Mr. Poon and as a result, there is no assurance that he will continue to manage its affairs in the future. Nor has Lifestream obtained a key man life insurance policy on Mr. Poon. Lifestream could lose the services of Mr. Poon, or Mr. Poon could decide to join a competitor or otherwise compete directly or indirectly with Lifestream, which would have a significant adverse effect on its business and could cause the price of its stock to be worthless. The services of Mr. Poon would be difficult to replace.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Some  of  the  statements  under  "Prospectus  Summary",  "Risk  Factors",
"Management's Discussion and Analysis of Financial Condition and Results of Operations", "Description of Business", and elsewhere in this prospectus constitute forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expects", "plans", "anticipates", "believes", "estimated", "predicts", "potential", or "continue" or the negative of such terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause Lifestream's actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. These factors include, among other things, those listed under "Risk Factors" and elsewhere in this prospectus. Although Lifestream believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance, or achievements.


                                 USE OF PROCEEDS

     The net proceeds to Lifestream from the sale of the 1,000,000 shares of common stock offered by Lifestream hereby at an assumed initial public offering price of $.01 per share are estimated to be $10,000. Lifestream expects to use the net proceeds as follows:

  PURPOSE                                     ASSUMING SALE OF      ASSUMING SALE OF
  -------                                    ------------------    -----------------
                                             50% OF STOCK BEING   100% OF STOCK BEING
                                             ------------------   -------------------
                                                   OFFERED              OFFERED
                                                   -------              -------
  Organizational Purposes . . . . . . . . .  $             1,000  $              1,000
  Feasibility of License/Market Research  .  $             4,000  $              9,000


     Lifestream continually evaluates other business opportunities that may be available to it, whether in the form of assets acquisitions or business combinations. If Lifesteam's business plan, as proposed, does not work, Lifestream may need to use a portion of the proceeds from this offering to enter into a business combination to recoup investments in the company. Lifestream, however, is not currently a party to any contracts, letters of intent, commitments or agreements and is not currently engaged in active negotiations with respect to any acquisitions.


     Lifestream has not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes. Accordingly, Lifestream's management will have significant flexibility in applying the net proceeds of the offering.


                         DETERMINATION OF OFFERING PRICE

     Lifestream arbitrarily determined the price of the common stock in this offering. The offering price is not an indication of and is not based upon the actual value of Lifestream. It bears no relationship to the book value, assets or earnings of Lifestream or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.


                              PLAN  OF  DISTRIBUTION

     Lifestream will offer and sell its common stock through its sole officer and director, Herman Poon, pursuant to and in compliance with Rule 3a4-1 of the Exchange Act. Rule 3a4-1 provides a safe harbor from the broker dealer registration requirements for officers and directors of an issuer who participate in the sale of the issuer's securities. Mr. Poon will qualify for the exemption because he will not be compensated based upon sales of stock; he primarily performs substantial duties for Lifestream other than in connection with the offering; he is not nor has been a broker or dealer, or an associated person of a broker or dealer in the last 12 months; he has not and will not participate in selling an offering of securities for any other issuer within the 12 months before and after this offering; and he is not otherwise disqualified. Mr. Poon will offer stock primarily by delivering prospectuses to business associates with whom he has a pre-existing relationship. All sales will be made in compliance with the securities laws of local jurisdictions.

                                LEGAL PROCEEDINGS

     Lifestream is not a party to any pending legal proceeding or litigation and none of its property is the subject of a pending legal proceeding. Further, the officer and director knows of no legal proceedings against Lifestream or its property contemplated by any governmental authority.


          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

     The following table sets forth the name, age and position of each director and executive officer of Lifestream:


  NAME            AGE  POSITION
  ----            ---  ---------
  Herman Poon      43  President, Secretary, Treasurer, Director


     In April, 2000, Mr. Poon was elected as the sole officer and director of Lifestream, of which he is the sole stockholder. He will serve until the first annual meeting of Lifestream's shareholders and his successors are elected and qualified. Thereafter, directors will be elected for one-year terms at the annual shareholders' meeting. Officers will hold their positions at the pleasure of the board of directors, absent any employment agreement.

     Mr. Poon has been a business consultant for RTC Enterprise, Richmond, B.C., since 1999. His services include organizing the 1999 Chinese Investment Forum for 60 exhibitors and 3000 investors, and founding a company to invest in the China wireless broadband telecom project. Prior to that, he served as the Project Vice President of Business Development and Operations for Natural Glacial Waters Inc. of Vancouver, B.C. His duties included commission of a new $7 million bottling plant startup, handling contract bottling arrangements, and resolving vendor issues. From 1994 through 1997, Mr. Poon was Executive Vice President of Corporate Development for The Tradeglobe Group, of Vancouver, B.C. In his capacity with Tradeglobe, he established three new companies for which he served as Vice President of Corporate Development: Natural Glacial Waters Inc., a resource company; Ultimate Active Wear, a manufacturing company; and Chinalink Communications Inc., a high tech company. He also managed corporate financing with government and outside investors; administered marketing projects for the Canadian Radar Satellite "RADARSAT" program; and oversaw various Pacific Rim trading projects. He is no longer involved with any of these companies or projects.

     There are no plans, arrangements, or understandings pending for Lifestream to acquire any or to be acquired by any company. Lifestream has engaged in discussions concerning potential business combinations, but has not entered into any agreement for such a combination.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of September 1, 2000, Lifestream's outstanding common stock owned of record or beneficially by each Executive Officer and Director and by each person who owned of record, or was known by Lifestream to own beneficially, more than 5% of its common stock, and the shareholdings of all Executive Officers and Directors as a group. Each person has sole voting and investment power with respect to the shares shown.

                                                    SHARES    PERCENTAGE OF
  NAME                                              OWNED     SHARES OWNED
  ----                                              -----     ------------
  Herman Poon . . . . . . . . . . . . . . . . . .  2,500,000            100%
  President, Secretary, Treasurer, and Director
  #4020 - 8171 Ackroyd Road
  Richmond, BC Canada V6X 3K1
  All Executive Officers and Directors as a Group
    (1 Individual)  . . . . . . . . . . . . . . .  2,500,000            100%

                            DESCRIPTION OF SECURITIES

     The following description of Lifestream's capital stock is a summary of the material terms of its capital stock. This summary is subject to and qualified in its entirety by Lifestream's articles of incorporation and bylaws, and by the applicable provisions of Washington law.

     The authorized capital stock of Lifestream  consists of 120,000,000 shares:
100,000,000 shares of common stock having a par value of $0.0001 per share and 20,000,000 shares of preferred stock having a par value of $0.0001 per share. The articles of incorporation do not permit cumulative voting for the election of directors, and shareholders do not have any preemptive rights to purchase shares in any future issuance of Lifestream's common stock.

     The holders of shares of common stock of Lifestream do not have cumulative voting rights in connection with the election of the Board of Directors, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of Lifestream's directors.

     The holders of shares of common stock are entitled to dividends, out of funds legally available therefor, when and as declared by the Board of Directors. The Board of Directors has never declared a dividend and does not anticipate declaring a dividend in the future. Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters. The holders of the shares of common stock have no preemptive or subscription rights. In the event of liquidation, dissolution or winding up of the affairs of Lifestream, holders are entitled to receive, ratably, the net assets of Lifestream available to shareholders after payment of all creditors. To the extent that additional shares of Lifestream's common stock are issued, the relative interests of existing shareholders may be diluted.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

     Neither Elliott Tulk Pryce Anderson nor Ogden Murphy Wallace, PLLC was employed on a contingent basis in connection with the registration or offering of Lifestream's common stock.


                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     Lifestream's articles of incorporation provide that it will indemnify its officers and directors to the full extent permitted by Washington state law. Lifestream's bylaws provide that it will indemnify and hold harmless each person who was, is or is threatened to be made a party to or is otherwise involved in any threatened proceedings by reason of the fact that he or she is or was a director or officer of Lifestream or is or was serving at the request of Lifestream as a director, officer, partner, trustee, employee, or agent of another entity, against all losses, claims, damages, liabilities and expenses actually and reasonably incurred or suffered in connection with such proceeding.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Lifestream pursuant to the forgoing provisions or otherwise, Lifestream has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

                             DESCRIPTION OF BUSINESS

     General


     Lifestream was incorporated under the laws of the State of Washington on April 24, 2000, and is in its early developmental and promotional stages. To date, Lifestream's only activities have been organizational, directed at acquiring its principal asset, a three year license to distribute Vitamineralherb.com products to health and fitness professionals in the New York boroughs of Manhattan and Staten Island via the Internet, and raising its initial capital and developing its business plan. Lifestream has not commenced commercial operations. Lifestream has no full time employees and owns no real estate.


     Acquisition  of  The  License

     On April 24, 2000, Lifestream's sole shareholder, Herman Poon, in return for 2,500,000 shares of Lifestream's common stock and a promissory note for $50,000, transferred to Lifestream his rights under that certain License Agreement with Vitamineralherb.com. The License Agreement grants an exclusive right to distribute Vitamineralherb.com products to health and fitness professionals in the New York boroughs of Manhattan and Staten Island via the Internet. Mr. Poon acquired the license from Vitamineralherb.com for $35,000.


     The License

     Lifestream has a three year license to market and sell vitamins, minerals, nutritional supplements, and other health and fitness products to medical professionals, alternative health professionals, martial arts studios and instructors, sports and fitness trainers, other health and fitness professionals, school and other fund raising programs and other similar types of customers via the Internet for sale to their clients. Lifestream's territory is the New York boroughs of Manhattan and Staten Island. The license will be automatically renewed unless Lifestream or Vitamineralherb.com gives the other notice of its intent not to renew.


     Vitamineralherb.com has agreed to provide certain business administrative services to Lifestream, including product development, store inventory, website creation and maintenance, establishment of banking liaisons, and development and maintenance of an order fulfillment system, thereby enabling Lifestream to focus strictly on marketing and sales. Some services, such as development of the website and the order fulfillment system, will be provided by Vitamineralherb.com, while others, such as product development and store inventory, will be provided by the product supplier. Lifestream earns its revenues through mark ups on the products sold set by Vitamineralherb.com, usually 10%, which Vitamineralherb.com and Lifestream share equally. Lifestream anticipates that these sales commissions will be its only source of revenue and that these commissions will come only from sales completed in the geographical scope provided for in the License Agreement: the New York City boroughs of Manhattan and Staten Island.

     Lifestream and its customers will also be able to request quotes for and order custom-formulated and custom-labeled products via the website. Three different labeling options are available to customers: First, products may be ordered with the manufacturer's standard label with no customization. Second, the fitness or health professional may customize the labels by adding its name, address, and phone number to the standard label. In most cases, these labels would be a standardized label with product information and a place on the label for the wording "Distributed by." This gives these health and fitness professionals a competitive edge. Third, labels may be completely customized for the health or fitness professional.

     When a fitness or health professional becomes a client, Lifestream's salesperson will show the client how to access the Vitamineralherb website. The client is assigned an identification number that identifies it by territory, salesperson, and business name, address, and other pertinent information. The health or fitness professional may then order the products it desires directly through the Vitamineralherb.com website. It is anticipated that the customer will pay for the purchase with a credit card, electronic check ("e-check"), or debit card. All products will be shipped by the manufacturer directly to the professional or its clients.

     The  website, which  is  fully operational at www.Vitamineralherb.com, will
                                                   -----------------------
be maintained by Vitamineralherb.com, and each licensee will pay an annual website maintenance fee of $500. All financial transactions will be handled by Vitamineralherb.com's Internet clearing bank. The Vitamineralherb webmaster will download e-mail orders several times a day, check with clearing bank for payment and then submit the product order and electronic payment to the supplier. Vitamineralherb.com will then forward the money due Lifestream via electronic funds transfer. Vitamineralherb's software will track all sales through the customer's identification number, and at month end, e-mail to Lifestream and customer a detailed report including sales commissions. Vitamineralherb has indicated that it will use e-commerce advertising such as banner ads on major servers and websites, as well as trying to insure that all major search engines pick Vitamineralherb.com first. Sales originating from the website to customers located in the New York boroughs of Manhattan and Staten Island will automatically be assigned to Lifestream.

     Background  on  the  Manufacturer  and  Distributor

     Vitamineralherb.com entered into a Manufacturing Agreement, dated June 9, 2000, with Ives Formulation Co., of San Diego, California. Ives Formulation is a wholly-owned subsidiary of Ives Health Company, Inc., a public company traded on the Bulletin Board under the symbol "IVEH". Ives Formulation has been a contract manufacturer of vitamin, mineral, nutritional supplement, and alternative health products for various marketing organizations. In addition to a line of standard products, Ives Formulation is able to manufacture custom blended products for customers, and to supply privately labeled products for Lifestream's customers at a minimal added cost. Vitamineralherb.com has just begun developing its vitamin marketing and distributorship business.


     The   Manufacturing   Agreement   between  Ives  Formulation  and
Vitamineralherb.com is for a three year term, renewable by Vitamineralherb.com for additional three year terms. The agreement provides that Ives will manufacture, package, label and prepare its standard products as well as custom products to the specifications of Vitamineralherb.com and its licensees or products developed jointly with Ives. Ives will also custom label products. All orders must be prepaid. Products in stock will ship within 72 hours, and back orders will ship within 4 - 6 weeks. Ives warrants that all standard and jointly developed products will be fit for the purpose for which produced, will contain accurate labeling, and will be in full and complete compliance with all applicable local, state, and federal laws. Ives warrants that all custom products will be manufactured in accordance with specifications. The agreement may be terminated by either party for failure to cure a breach after thirty days' notice. The agreement provides that Ives will continue to supply Vitamineralherb.com's licensees in the event the agreement is terminated.


     Implementation  of  Business  Plan:  Milestones

     Lifestream's business plan is to determine the feasibility of selling Vitamineralherb.com products to targeted markets. Should Lifestream determine that its business plan is feasible, it intends to employ salespeople to call on medical professionals, alternative health professionals, martial arts studios and instructors, sports and fitness trainers, other health and fitness professionals, school and other fund raising programs and other similar types of customers to interest these professionals in selling to their clients high-quality, low-cost vitamins, minerals, nutritional supplements, and other health and fitness products. These professionals would sell the products to their clients via the Internet. Lifestream will achieve implementation of its business plan by meeting the following milestones:

     - MILESTONE 1-MARKET SURVEY. In order to determine the feasibility of its business plan, Lifestream must conduct research into the various potential target markets. The market analysis research will likely consist of a telephone survey to 100-200 potential clients, focusing on three or four of the core target markets, such as chiropractors, health clubs, and alternative medicine practitioners. The survey would likely contain questions which would determine the marketing approach and acceptability of specific products. The survey would take approximately four to six weeks. The cost of the survey is estimated to range from $10,000-$13,500. *

     - MILESTONE 2:-HIRE SALESPEOPLE. Should Lifestream determine that the exploitation of the license is feasible, it will then have to engage salespeople to market the products. Lifestream expects that it may hire two salespeople during its first year of operation. The hiring process would include running advertisements in the local newspaper and conducting interviews. It is anticipated that hiring the salespeople may take four to eight weeks. The cost of hiring the salespeople, not including compensation, is estimated at $20,000. *


     - MILESTONE 3: ESTABLISH AN OFFICE. Lifestream would then have to establish an office or offices for the sales force in the appropriate market or markets. This would include an office, equipment such as computers and telephones, and sample inventory for the salespeople. It is anticipated that it may take eight to twelve weeks to locate acceptable office space and select and purchase equipment. The expense of office rental, equipment and inventory samples is estimated to be $45,000 per year. *

     - MILESTONE 4: DEVELOPMENT OF ADVERTISING CAMPAIGN. The next step would be to develop an advertising campaign, including establishing a list of prospects based on potential clients identified in the market survey, and designing and printing sales materials. It is anticipated that it would take approximately six to ten weeks to develop the advertising campaign, although, depending on the availability of resources, Lifestream will attempt to develop its advertising campaign concurrently with establishing an office. The cost of developing the campaign is estimated at approximately $12,000 per year. *

     - MILESTONE 5: IMPLEMENTATION OF ADVERTISING CAMPAIGN/SALES CALLS. Implementation of the advertising campaign would begin with mailing the sales materials to the identified list of prospects. Approximately two to four weeks thereafter, the salespeople would begin telephone follow ups and scheduling of sales calls. Although it will be necessary to make sales calls throughout the life of the company, it is estimated that the first round of sales calls will take approximately eight to twelve weeks to complete. The cost of salary and expenses for two salespeople is estimated at $248,000 per year. *

     - MILESTONE 6: ACHIEVE REVENUES. It is difficult to quantify how long it will take to convert a sales call into actual sales and revenues. Lifestream will not begin receiving orders until its sales force is able to convince potential clients to begin offering such products to their customers, or to convert from an existing supplier. Lifestream hopes that clients would begin placing orders within weeks of a sales call, but it may take several months before people begin to purchase products. Moreover, customers may not be willing to pay for products at the time they order, and may insist on buying on account, which would delay receipt of revenues another month or two.

     *Lifestream  cannot  guarantee that it will meet any of the Milestones.

     As   discussed   more   fully   in   the   Management's   Discussion   and
Analysis-Liquidity and Capital Resources section, the expenses of implementing Lifestream's business plan will likely exceed the funds raised by this offering, and Lifestream will have to obtain additional financing through an offering or through capital contributions by current shareholders. No commitments to provide additional funds have been made by management or shareholders.
Accordingly, there can be no assurance that any additional funds will be available on terms acceptable to Lifestream or at all.


     Industry  Background

     The vitamin, supplement, mineral and alternative health product market. In recent years, a growing awareness of vitamins, herbs, and other dietary supplements by the general public has created a whole new segment in the field of medicine and health care products. According to Jupiter Communications, online sales of such products are expected to be US $434 million in the year 2003, up from $1 million in 1998. Lifestream believes that several factors are driving this growth, including a rapidly growing segment of the population that is concerned with aging and disease, a growing interest in preventative health care, favorable consumer attitudes toward alternative health products and a favorable regulatory statute, the Dietary Supplement Health and Education Act of 1994.


     Competition

     The electronic commerce industry is new, rapidly evolving and intensely competitive, and Lifestream expects competition to intensify in the future. Barriers to entry are minimal and current and new competitors can launch sites at a relatively low cost. In addition, the vitamin, supplement, mineral and alternative health product market is very competitive and highly fragmented, with no clear dominant leader and increasing public and commercial attention.

     Lifestream's  competitors  can be divided into several groups including:

     - traditional vitamins, supplements, minerals and alternative health products retailers;

     -    the  online  retail  initiatives  of  several  traditional   vitamins,
          supplements, minerals and alternative health products retailers;

     - online retailers of pharmaceutical and other health-related products that also carry vitamins, supplements, minerals and alternative health products;

     - independent online retailers specializing in vitamins, supplements, minerals and alternative health products;

     - mail-order and catalog retailers of vitamins, supplements, minerals and alternative health products, some of which have already developed online retail outlets; and

     - direct sales organizations, retail drugstore chains, health food store merchants, mass market retail chains and various manufacturers of alternative health products.

     Many of Lifestream's potential competitors have longer operating histories, larger customer or user bases, greater brand recognition and significantly greater financial, marketing and other resources than Lifestream has. In addition, an online retailer may be acquired by, receive investments from, or enter into other commercial relationships with, larger, well-established and well-financed companies as use of the Internet and other electronic services increases. Competitors have and may continue to adopt aggressive pricing or inventory availability policies and devote substantially more resources to website and systems development than Lifestream does. Increased competition may result in reduced operating margins and loss of market share.

     Lifestream believes that the principal competitive factors in its market are:

     -    ability to attract and retain customers;

     -    breadth of product selection;

     -    product pricing;

     -    ability to customize products and labeling;

     -    quality and responsiveness of customer service.

     Lifestream believes that it can compete favorably on these factors. However, Lifestream will have no control over how successful its competitors are in addressing these factors. In addition, with little difficulty, Lifestream's online competitors can duplicate many of the products or services offered on the Vitamineralherb.com site.

     Lifestream believes that traditional retailers of vitamins, supplements, minerals and other alternative health products face several challenges in succeeding:

     - Lack of convenience and personalized service. Traditional retailers have limited store hours and locations.

     - Limited product assortment. The capital and real estate intensive nature of store-based retailers limit the product selection that can be economically offered in each store location.

     - Lack of Customer Loyalty. Although the larger traditional retailers often attract customers, many of these customers are only one-time users. People are often attractive to the name brands, but may find the products too expensive.

     As a result of the foregoing limitations, Lifestream believes there is significant unmet demand for an alternative shopping channel that can provide consumers of vitamins, supplements, minerals and other alternative health products with a broad array of products and a convenient and private shopping experience.

     Lifestream hopes to attract and retain consumers through the following key attributes of its business:

     - Broad Expandable Product Assortment. Lifestream's product selection is substantially larger than that offered by store-based retailers.

     - Low Product Prices. Product prices can be kept low due to volume purchases through Lifestream's affiliation with Vitamineralherb.com and other Vitamineralherb.com licensees. Product prices will also be lower due to Lifestream's lack of need of inventory and warehouse space. All products are shipped from International Formulation and Manufacturing's inventory.

     - Accessibility to Customized Products. At minimal cost, health and fitness practitioners may offer their customers customized products.

     - Access to Personalized Programs. Health or fitness professional can tailor vitamin and dietary supplement regimes to their clients.


     Regulatory  Environment

     The manufacturing, processing, formulating, packaging, labeling and advertising of the products Lifestream sells may be subject to regulation by one or more U.S. federal agencies, including the Food and Drug Administration, the Federal Trade Commission, the United States Department of Agriculture and the Environmental Protection Agency. These activities also may be regulated by various agencies of the states, localities and foreign countries in which consumers reside.

     The Food and Drug Administration, in particular, regulates the formulation, manufacture, labeling and distribution of foods, including dietary supplements, cosmetics and over-the- counter or homeopathic drugs. Under the Federal Food, Drug, and Cosmetic Act, the Food and Drug Administration may undertake enforcement actions against companies marketing unapproved drugs, or "adulterated" or "misbranded" products. The remedies available to the Food and Drug Administration include: criminal prosecution; an injunction to stop the sale of a company's products; seizure of products; adverse publicity; and "voluntary" recalls and labeling changes.

     Food and Drug Administration regulations require that certain informational labeling be presented in a prescribed manner on all foods, drugs, dietary supplements and cosmetics. Specifically, the Food, Drug, and Cosmetic Act requires that food, including dietary supplements, drugs and cosmetics, not be "misbranded." A product may be deemed an unapproved drug and "misbranded" if it bears improper claims or improper labeling. The Food and Drug Administration has indicated that promotional statements made about dietary supplements on a company's website may constitute "labeling" for purposes of compliance with the provisions of the Food, Drug, and Cosmetic Act. A manufacturer or distributor of dietary supplements must notify the Food and Drug Administration when it markets a product with labeling claims that the product has an effect on the structure or function of the body. Noncompliance with the Food, Drug, and Cosmetic Act, and recently enacted amendments to that Act discussed below, could result in enforcement action by the Food and Drug Administration.

     The Food, Drug, and Cosmetic Act has been amended several times with respect to dietary supplements, most recently by the Nutrition Labeling and Education Act of 1990 and the Dietary Supplement Health and Education Act of 1994. The Dietary Supplement Health and Education Act created a new statutory framework governing the definition, regulation and labeling of dietary supplements. With respect to definition, the Dietary Supplement Health and Education Act created a new class of dietary supplements, consisting of vitamins, minerals, herbs, amino acids and other dietary substances for human use to supplement the diet, as well as concentrates, metabolites, extracts or combinations of such dietary ingredients. Generally, under the Dietary Supplement Health and Education Act, dietary ingredients that were on the market before October 15, 1994 may be sold without Food and Drug Administration pre-approval and without notifying the Food and Drug Administration. In contrast, a new dietary ingredient, i.e., one not on the market before October 15, 1994, requires proof that it has been used as an article of food without being chemically altered or evidence of a history of use or other evidence of safety establishing that it is reasonably expected to be safe. Retailers, in addition to dietary supplement manufacturers, are responsible for ensuring that the products they market for sale comply with these regulations. Noncompliance could result in enforcement action by the Food and Drug Administration, an injunction prohibiting the sale of products deemed to be noncompliant, the seizure of such products and criminal prosecution.

     The Food and Drug Administration has indicated that claims or statements made on a company's website about dietary supplements may constitute "labeling" and thus be subject to regulation by the Food and Drug Administration. With respect to labeling, the Dietary Supplement Health and Education Act amends, for dietary supplements, the Nutrition Labeling and Education Act by providing that "statements of nutritional support," also referred to as "structure/function claims," may be used in dietary supplement labeling without Food and Drug Administration pre-approval, provided certain requirements are met. These statements may describe how particular dietary ingredients affect the structure or function of the body, or the mechanism of action by which a dietary ingredient may affect body structure or function, but may not state a drug claim, i.e., a claim that a dietary supplement will diagnose, mitigate, treat, cure or prevent a disease. A company making a "statement of nutritional support" must possess substantiating evidence for the statement, disclose on the label that the Food and Drug Administration has not reviewed the statement and that the product is not intended for use for a disease and notify the Food and Drug Administration of the statement within 30 days after its initial use. It is possible that the statements presented in connection with product descriptions on Lifestream's site may be determined by the Food and Drug Administration to be drug claims rather than acceptable statements of nutritional support. In addition, some of Lifestream's suppliers may incorporate objectionable statements directly in their product names or on their products' labels, or otherwise fail to comply with applicable manufacturing, labeling and registration requirements for over-the-counter or homeopathic drugs or dietary supplements. As a result, Vitamineralherb.com may have to remove objectionable statements or products from its site or modify these statements, or product names or labels, in order to comply with Food and Drug Administration regulations. Such changes could interfere with Lifestream's marketing of products and could cause us to incur significant additional expenses.

     In addition, the Dietary Supplement Health and Education Act allows the dissemination of "third party literature" in connection with the sale of dietary supplements to consumers at retail if the publication meets statutory requirements. Under the Dietary Supplement Health and Education Act, "third party literature" may be distributed if, among other things, it is not false or misleading, no particular manufacturer or brand of dietary supplement is promoted, a balanced view of available scientific information on the subject matter is presented and there is physical separation from dietary supplements in stores. The extent to which this provision may be used by online retailers is not yet clear, and Lifestream cannot assure you that all pieces of "third party literature" that may be disseminated in connection with the products Lifestream offers for sale will be determined to be lawful by the Food and Drug Administration. Any such failure could render the involved product an unapproved drug or a "misbranded" product, potentially subjecting us to enforcement action by the Food and Drug Administration, and could require the removal of the noncompliant literature from Vitamineralherb.com's website or the modification of Lifestream's selling methods, interfering with Lifestream's continued marketing of that product and causing us to incur significant additional expenses. Given the fact that the Dietary Supplement Health and Education Act was enacted only five years ago, the Food and Drug Administration's regulatory policy and enforcement positions on certain aspects of the new law are still evolving. Moreover, ongoing and future litigation between dietary supplement companies and the Food and Drug Administration will likely further refine the legal interpretations of the Dietary Supplement Health and Education Act. As a result, the regulatory status of certain types of dietary supplement products, as well as the nature and extent of permissible claims will remain unclear for the foreseeable future. Two areas in particular that pose potential regulatory risk are the limits on claims implying some benefit or relationship with a disease or related condition and the application of the physical separation requirement for "third party literature" as applied to Internet sales.

     In addition to the regulatory scheme under the Food, Drug and Cosmetic Act, the advertising and promotion of dietary supplements, foods, over-the-counter drugs and cosmetics is subject to scrutiny by the Federal Trade Commission. The Federal Trade Commission Act prohibits "unfair or deceptive" advertising or marketing practices, and the Federal Trade Commission has pursued numerous food and dietary supplement manufacturers and retailers for deceptive advertising or failure to substantiate promotional claims, including, in many instances, claims made via the Internet. The Federal Trade Commission has the power to seek administrative or judicial relief prohibiting a wide variety of claims, to enjoin future advertising, to seek redress or restitution payments and to seek a consent order and seek monetary penalties for the violation of a consent order. In general, existing laws and regulations apply fully to transactions and other activity on the Internet. The Federal Trade Commission is in the process of reviewing its policies regarding the applicability of its rules and its consumer protection guides to the Internet and other electronic media. The Federal Trade Commission has already undertaken a new monitoring and enforcement initiative, "Operation Cure-All," targeting allegedly bogus health claims for products and treatments offered for sale on the Internet. Many states impose their own labeling or safety requirements that differ from or add to existing federal requirements.


     Lifestream cannot predict the nature of any future U.S. laws, regulations, interpretations or applications, nor can it determine what effect additional governmental regulations or administrative orders, when and if promulgated, would have on its business in the future. Although the regulation of dietary supplements is less restrictive than that of drugs and food additives, Lifestream cannot assure you that the current statutory scheme and regulations applicable to dietary supplements will remain less restrictive. Further, Lifestream cannot assure you that, under existing laws and regulations, or if more stringent statutes are enacted, regulations are promulgated or enforcement policies are adopted, it is or will be in compliance with these existing or new statutes, regulations or enforcement policies without incurring material expenses or adjusting its business strategy. Any laws, regulations, enforcement policies, interpretations or applications applicable to Lifestream's business could require the reformulation of certain products to meet new standards, the recall or discontinuance of certain products not capable of reformulation, additional record keeping, expanded documentation of the properties of certain products, expanded or different labeling or scientific substantiation.


     Regulation of the Internet. In general, existing laws and regulations apply to transactions and other activity on the Internet; however, the precise applicability of these laws and regulations to the Internet is sometimes uncertain. The vast majority of such laws were adopted prior to the advent of the Internet and, as a result, do not contemplate or address the unique issues of the Internet or electronic commerce. Nevertheless, numerous federal and state government agencies have already demonstrated significant activity in promoting consumer protection and enforcing other regulatory and disclosure statutes on the Internet. Additionally, due to the increasing use of the Internet as a medium for commerce and communication, it is possible that new laws and regulations may be enacted with respect to the Internet and electronic commerce covering issues such as user privacy, freedom of expression, advertising, pricing, content and quality of products and services, taxation, intellectual property rights and information security. The adoption of such laws or regulations and the applicability of existing laws and regulations to the Internet may impair the growth of Internet use and result in a decline in Lifestream's sales.

     A number of legislative proposals have been made at the federal, state and local level, and by foreign governments, that would impose additional taxes on the sale of goods and services over the Internet, and certain states have taken measures to tax Internet-related activities. Although Congress recently placed a three-year moratorium on new state and local taxes on Internet access or on discriminatory taxes on electronic commerce, existing state or local laws were expressly excepted from this moratorium. Further, once this moratorium is lifted, some type of federal and/or state taxes may be imposed upon Internet commerce. Such legislation or other attempts at regulating commerce over the Internet may substantially impair the growth of commerce on the Internet and, as a result, adversely affect Lifestream's opportunity to derive financial benefit from such activities.

     Employees


     Lifestream is a development stage company and currently has no employees. Lifestream is currently managed by Herman Poon, its sole officer and director, for which he currently receives no compensation. Lifestream looks to Mr. Poon for his entrepreneurial skills and talents. For a complete discussion of Mr. Poon's experience, please see "Directors and Executive Officers." Management plans to use consultants, attorneys and accountants as necessary and does not plan to engage any full-time employees in the near future. Lifestream may hire marketing employees based on the projected size of the market and the compensation necessary to retain qualified sales employees. A portion of any employee compensation likely would include the right to acquire stock in Lifestream, which would dilute the ownership interest of holders of existing shares of its common stock.


     Available  Information  and  Reports  to  Securities  Holders

     Lifestream has filed with the Securities and Exchange Commission a registration statement on Form SB-2 with respect to the common stock offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For further information with respect to Lifestream and its common stock, see the registration statement and the exhibits and schedules thereto. Any document Lifestream files may be read and copied at the Commission's Public Reference Room located at 450 Fifth Street N.W., Washington D.C. 20549, and the public reference rooms in New York, New York, and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information about the public reference rooms. Lifestream's filings with the Commission are also available to the public from the Commission's website at http://www.sec.gov.

     Upon completion of this offering, Lifestream will become subject to the information and periodic reporting requirements of the Securities Exchange Act and, accordingly, will file periodic reports, proxy statements and other information with the Commission. Such periodic reports, proxy statements and other information will be available for inspection and copying at the Commission's public reference rooms, and the website of the Commission referred to above.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

     The following discussion and analysis of Lifestream's financial condition and results of operations should be read in conjunction with the Financial Statements and accompanying notes and the other financial information appearing elsewhere in this Prospectus.

     This prospectus contains forward-looking statements, the accuracy of which involve risks and uncertainties. Words such as "anticipates," "believes," "plans," "expects," "future," "intends" and similar expressions are used to identify forward-looking statements. This prospectus also contains forward-looking statements attributed to certain third parties relating to their estimates regarding the potential markets for Vitamineralherb products. Prospective investors should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus. Lifestream's actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by Lifestream described in "Risk Factors" and elsewhere in this prospectus. The following discussion and analysis should be read in conjunction with Lifestream's Financial Statements and Notes thereto and other financial information included elsewhere in this prospectus.


     Results  of  Operations

     During the period from April 24, 2000 through March 31, 2001, Lifestream has engaged in no significant operations other than organizational activities, acquisition of the rights to market Vitamineralherb and preparation for registration of its securities under the Securities Act of 1933, as amended. No revenues were received by Lifestream during this period.


     For the current fiscal quarter ending March 31, 2001, Lifestream anticipates incurring a loss as a result of organizational expenses, expenses associated with registration under the Securities Act of 1933, and expenses associated with setting up a company structure to begin implementing its business plan. Lifestream anticipates that until these procedures are completed, it will not generate revenues, and may continue to operate at a loss thereafter, depending upon the performance of the business.


     Lifestream's business plan is to determine the feasibility of marketing the Vitamineralherb products in various markets, and, if the products prove to be in demand, begin marketing and selling Vitamineralherb products.

     In  its  Independent  Auditor's Report, Lifestream's accountants state that
Lifestream's failure to generate revenues and conduct operations since its inception raise substantial doubt about Lifestream's ability to continue as a going concern. Lifestream's ability to emerge from the development stage with respect to any planned principal business activity is dependent upon its successful efforts to raise additional equity financing and/or attain profitable operations. There is no guarantee that Lifestream will be able to raise any equity financing or sell any of its products at a profit.


     Liquidity  and  Capital  Resources


     Lifestream remains in the development stage and, since inception, has experienced no significant change in liquidity or capital resources or shareholders' equity. Consequently, Lifestream's balance sheet as of March 31, 2001, reflects total assets of $24,306. Organizational expenses and accrued offering costs of $40,000 were paid for by the sole shareholder and expensed to operations.


     Lifestream's business plan is to determine the feasibility of selling Vitamineralherb.com products to targeted markets. Should Lifestream determine that its business plan is feasible, it intends to employ salespeople to call on medical professionals, alternative health professionals, martial arts studios and instructors, sports and fitness trainers, other health and fitness professionals, school and other fund raising programs and other similar types of customers to interest these professionals in selling to their clients high-quality, low-cost vitamins, minerals, nutritional supplements, and other health and fitness products. These professionals would sell the products to their clients via the Internet.

     In order to determine the feasibility of its business plan, Lifestream plans, during the next six to twelve months, to conduct research into these various potential target markets. Should Lifestream determine that the exploitation of the license is feasible, it will engage salespeople to market the products. Based primarily on discussions with the licensor, Lifestream believes that during its first operational quarter, it will need a capital infusion of approximately $85,000 to achieve a sustainable sales level where ongoing operations can be funded out of revenues. This capital infusion is intended to cover costs of advertising, hiring and paying two salespeople, and administrative expenses. In addition, Lifestream will need approximately $260,000 in the event it determines that its market will not pay in advance and it will have to extend credit. These expenses will exceed the funds raised by this offering, and Lifestream will have to obtain additional financing through an offering or capital contributions by current shareholders. The first three-year term of the Vitamineralherb.com license expires April 23, 20003, which may be within a short time of commencing operations. The license automatically renews unless either party terminates the license agreement, and is likely to be renewed if Lifestream has determined that the license is feasible and has begun making sales.


     Lifestream has issued a promissory note for $50,000 to its sole shareholder, Herman Poon. The interest rate on the note is variable and bears interest at the short term applicable federal rate. As of March 31, 2001, the short term applicable federal rate was 4.86%. The note is payable at the earlier of two years or sale of a majority of the outstanding common stock of Lifestream. If repayment of the note is triggered by the sale of a majority of Lifestream's common stock, it is anticipated that the terms of any such sale would include an obligation on the part of the purchasing shareholders to repay or assume the note. If repayment of the note is triggered by the two-year maturity date, then Lifestream would have to repay the note through financing through a secondary offering, a capital contribution by its shareholder, a loan or renegotiation of the note. No commitments to provide additional funds have been made by management or shareholders. Accordingly, there can be no assurance that any additional funds will be available on terms acceptable to Lifestream or at all. If not available, Lifestream's operations would be severely limited, and it would be unable to implement its business plan, and may fail.

     Lifestream is conducting this offering, in part, because it believes that an early registration of its equity securities will minimize some of the impediments to capital formation that otherwise exist. By having a registration statement in place, Lifestream believes it will be in a better position, either to conduct a future public offering of its securities or to undertake a private placement with registration rights, than if it were a completely private company.


     In addition, if Lifestream's business plan, as proposed, does not prove to be feasible, Lifestream may engage in a combination with another business. Lifestream cannot predict the extent to which its liquidity and capital resources will be diminished prior to the consummation of a business combination or whether its capital will be further depleted by the operating losses (if any) of the business entity with which Lifestream may eventually combine. In the event Lifestream's business plan, as proposed, does not prove to be feasible, Lifestream may engage in discussions concerning potential business combinations. Lifestream is not, however, currently a party to any contracts, letters of intent, commitments or agreements and is not currently engaged in active negotiations with respect to any acquisitions.


     Lifestream will need additional capital to carry out its business plan or to engage in a business combination. No commitments to provide additional funds have been made by management or other shareholders. Accordingly, there can be no assurance that any additional funds will be available on terms acceptable to Lifestream or at all. Lifestream has no commitments for capital expenditures.


                             DESCRIPTION OF PROPERTY

     Lifestream currently maintains limited office space, occupied by Herman Poon, for which it pays no rent. Its address is #4020 - 8171 Ackroyd Road, Richmond, British Columbia V6X 3K1, Canada and its phone number is (604) 618-3189. Lifestream does not believe that it will need to obtain additional office space at any time in the foreseeable future until its business plan is more fully implemented.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     No director, executive officer or nominee for election as a director of Lifestream, and no owner of five percent or more of Lifestream's outstanding shares or any member of their immediate family has entered into or proposed any transaction in which the amount involved exceeds $60,000.


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     No established public trading market exists for Lifestream's securities. Lifestream has no common equity subject to outstanding purchase options or warrants. Lifestream has no securities convertible into its common equity. There is no common equity that could be sold pursuant to Rule 144 under the Securities Act or that Lifestream has agreed to register under the Securities Act for sale by shareholders. Except for this offering, there is no common equity that is being, or has been publicly proposed to be, publicly offered by Lifestream.

     As of March 31, 2001, there were 2,500,000 shares of common stock outstanding, held by 1 shareholder of record. Upon effectiveness of the registration statement that includes this prospectus, all of Lifestream's outstanding shares will be eligible for sale.

     To date Lifestream has not paid any dividends on its common stock and does not expect to declare or pay any dividends on its common stock in the foreseeable future. Payment of any dividends will depend upon Lifestream's future earnings, if any, its financial condition, and other factors as deemed relevant by the Board of Directors.


                             EXECUTIVE COMPENSATION

     No officer or director has received any remuneration from Lifestream. Although there is no current plan in existence, it is possible that Lifestream will adopt a plan to pay or accrue compensation to its officers and directors for services related to the implementation of Lifestream's business plan. Lifestream has no stock option, retirement, incentive, defined benefit, actuarial, pension or profit-sharing programs for the benefit of directors, officers or other employees, but the Board of Directors may recommend adoption of one or more such programs in the future. Lifestream has no employment contract or compensatory plan or arrangement with any executive officer of Lifestream. The director currently does not receive any cash compensation from Lifestream for his service as a member of the board of directors. There is no compensation committee, and no compensation policies have been adopted. See "Certain Relationships and Related Transactions."


                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                       ACCOUNTING AND FINANCIAL DISCLOSURE

     Lifestream's independent auditor Elliott Tulk Pryce Anderson, merged with the firm Manning Elliott on January 1, 2001, and is now known as Manning Elliott. This merger did not result in a change of Lifestream's accountants.

Lifestream  Inc.
(A  Development  Stage  Company)


                                                                           Index

Independent  Auditor's  Report                                               F-1

Balance  Sheets                                                              F-2

Statements  of  Operations                                                   F-3

Statements  of  Cash  Flows                                                  F-4

Statement  of  Stockholders'  Equity                                         F-5

Notes  to  the  Financial  Statements                                        F-6

                          Independent Auditor's Report
                          ----------------------------


To  the  Stockholders  and  Directors
of  Lifestream  Inc.
(A  Development  Stage  Company)


We have audited the accompanying balance sheet of Lifestream Inc. (A Development Stage Company) as of December 31, 2000 and the related statements of operations, stockholders' equity and cash flows for the period from April 24, 2000 (Date of Inception) to December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the aforementioned financial statements present fairly, in all material respects, the financial position of Lifestream Inc. (A Development Stage Company), as of December 31, 2000, and the results of its operations and its cash flows for the period from April 24, 2000 (Date of Inception) to December 31, 2000, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has not generated any revenues or conducted any operations since inception. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/  "Manning  Elliott"


CHARTERED  ACCOUNTANTS
Vancouver,  Canada
March  13,  2001

Lifestream  Inc.
(A  Development  Stage  Company)
Balance  Sheets
(expressed  in  U.S.  dollars)


                                                                      March 31,   December 31,
                                                                        2001          2000
                                                                         $              $
                                                                     (unaudited)    (audited)
                                              Asset
License (Notes 3 and 4)                                                  24,306         27,223
                                                                   =============  =============
                              Liabilities and Stockholders' Equity
Long-Term Liability
   Note payable (Note 4)                                                 52,219         51,719
                                                                   -------------  -------------


Stockholders' Equity
Common Stock, 100,000,000 common shares authorized with a par
   value of $.0001; 2,500,000 common shares issued and outstanding          250            250
Additional Paid in Capital                                               24,750         24,750
                                                                   -------------  -------------

                                                                         25,000         25,000
                                                                   -------------  -------------

Preferred Stock, 20,000,000 preferred shares authorized with a
   par value of $.0001; none issued                                           -              -
                                                                   -------------  -------------

Deficit Accumulated During the Development Stage                        (52,913)       (49,496)
                                                                   -------------  -------------

                                                                         24,306         27,223
                                                                   =============  =============

Contingent  Liability  (Note  1)
Commitment  (Note  3)

                     (The accompanying notes are an integral
                        part of the financial statements)

Lifestream  Inc.
(A  Development  Stage  Company)
Statements  of  Operations
(expressed  in  U.S.  dollars)

                                                         Accumulated
                                                     From April 24, 2000     Three months     From April 24, 2000
                                                     (Date of Inception)        ended         (Date of Inception)
                                                      to March 31, 2001     March 31, 2001    to December 31, 2000
                                                              $                   $                    $
                                                         (unaudited)         (unaudited)           (audited)

Revenue                                                                -                 -                      -
                                                    ---------------------  ----------------  ---------------------
Expenses
  Amortization of license                                         10,694             2,917                  7,777
  Interest expense                                                 2,219               500                  1,719
  Organizational, legal, audit and offering expenses              40,000                 -                 40,000
                                                    ---------------------  ----------------  ---------------------

Net Loss                                                         (52,913)           (3,417)               (49,496)
                                                    =====================  ================  =====================


Loss Per Share                                                                       (.001)                 (.020)
                                                                           ================  =====================


Weighted Average Shares Outstanding                                               2,500,000             2,500,000
                                                                           ================  =====================

                     (The accompanying notes are an integral
                        part of the financial statements)

Lifestream  Inc.
(A  Development  Stage  Company)
Statement  of  Cash  Flows
(expressed  in  U.S.  dollars)



                                                                 Accumulated
                                                             From April 24, 2000     Three months     From April 24, 2000
                                                             (Date of Inception)        ended         (Date of Inception)
                                                              to March 31, 2001     March 31, 2001    to December 31, 2000
                                                                      $                   $                    $
                                                                 (unaudited)         (unaudited)           (audited)
Cash Flows to Operating Activities
  Net loss                                                               (52,913)           (3,417)                (49,496)
  Non-cash working capital items
    Amortization of license                                               10,694             2,917                   7,777
    Interest accrued and added to long-term debt                           2,219               500                   1,719
    Organizational, legal, audit and offering expenses
         paid by issuing a promissory note                                40,000                 -                  40,000
                                                            ---------------------  ----------------  ----------------------

Net Cash Used by Operating Activities                                          -                 -                       -
                                                            ---------------------  ----------------  ----------------------

Change in cash                                                                 -                 -                       -
Cash - beginning of period                                                     -                 -                       -
                                                            ---------------------  ----------------  ----------------------

Cash - end of period                                                           -                 -                       -
                                                            =====================  ================  ======================

Non-Cash Financing Activities
  A total of 2,500,000 shares were issued to a
  director for the acquisition of a License (Note 3)                      25,000                 -                  25,000

  A note payable was assumed by the Company for
  the acquisition of a license, as to $10,000, and
  organizational, legal, accounting and offering expenses
  paid by a director, as to $40,000 (Notes 3 and 5)                       50,000                 -                  50,000
                                                            ---------------------  ----------------  ----------------------

                                                                          75,000                 -                  75,000
                                                            =====================  ================  ======================

Supplemental Disclosures
Interest paid                                                                                                            -
  Income tax paid                                                                                                        -

                     (The accompanying notes are an integral
                        part of the financial statements)

Lifestream  Inc.
(A  Development  Stage  Company)
Statement  of  Stockholders'  Equity
From April 24, 2000 (Date of Inception) to March 31, 2001
(expressed  in  U.S.  dollars)


                                                                                      Deficit
                                                                                    Accumulated
                                                                 Additional         During  the
                                                Common  Stock     Paid-in           Development
                                               Shares    Amount   Capital    Total     Stage
                                                  #         $        $         $         $

Balance - April 24, 2000 (Date of Inception)          -        -         -        -         -
  Stock issued for a license                  2,500,000      250    24,750   25,000         -
  Net loss for the period                             -        -         -        -   (49,496)
                                              ---------  -------  --------  -------  ---------

Balance - December 31, 2000 (audited)         2,500,000      250    24,750   25,000   (49,496)
  Net loss for the period (unaudited)                 -        -         -        -    (3,417)
                                              ---------  -------  --------  -------  ---------

Balance - March 31, 2001 (unaudited)          2,500,000      250    24,750   25,000   (52,913)
                                              =========  =======  ========  =======  =========

                     (The accompanying notes are an integral
                        part of the financial statements)

Lifestream  Inc.
(A  Development  Stage  Company)
Notes  to  the  Financial  Statements
(expressed  in  U.S.  dollars)

1.   Development  Stage  Company

     Lifestream Inc. herein (the "Company") was incorporated in the State of Washington, U.S.A. on April 24, 2000. The Company acquired a license to market and distribute vitamins, minerals, nutritional supplements, and other health and fitness products in the New York City boroughs of Manhatten and Staten Island. The grantor of the license offers these products for sale from various suppliers on their Web Site.

     The Company is in the development stage. In a development stage company, management devotes most of its activities in developing a market for its products. Planned principal activities have not yet begun. The ability of the Company to emerge from the development stage with respect to any planned principal business activity is dependent upon its successful efforts to raise additional equity financing and/or attain profitable operations. There is no guarantee that the Company will be able to raise any equity financing or sell any of its products at a profit. There is substantial doubt regarding the Company's ability to continue as a going concern.

     The Company will offer 1,000,000 shares at $0.01 per share to raise $10,000 pursuant to an SB-2 Registration Statement to be filed with the Securities and Exchange Commission. The Company will need to raise substantial equity or debt financing over the next twelve months to complete its business plan and repay the note payable.


2.   Summary  of  Significant  Accounting  Policies

     (a)  Year  end

          The  Company's  fiscal  year  end  is  December  31.

     (b)  Long-Lived  Asset  -  License

          The cost to acquire a license was capitalized. The carrying value of the License is evaluated, pursuant to SFAS 121, in each reporting period to determine if there were events or circumstances which would indicate a possible inability to recover the carrying amount. Such evaluation is based on various analyses including assessing the Company's ability to bring the commercial applications to market, related profitability projections and undiscounted cash flows relating to each application which necessarily involves significant management judgment. Where an impairment loss has been determined the carrying amount is written-down to fair market value. Fair market value is determined as the amount at which the license could be sold in a current transaction between willing parties. The license is amortized over its estimated useful life of three years.

     (c)  Cash  and  Cash  Equivalents

          The Company considers all highly liquid instruments with a maturity of three months or less at the time of purchase to be cash equivalents.

                     (The accompanying notes are an integral
                        part of the financial statements)

     (d)  Revenue  Recognition

          The Company will receive from the Grantor of the license, commissions of one-half of all the profit on all sales made through the Grantor's Web Site. The commission revenue will be recognized in the period the sales have occurred. The Company will report the commission revenue on a net basis as the Company is acting as an Agent for the Grantor and does not assume any risks or rewards of the ownership of the products. This policy is prospective in nature as the Company has not yet generated any revenue.

     (e)  Use  of  Estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the periods. Actual results could differ from those estimates.

                     (The accompanying notes are an integral
                        part of the financial statements)

3.   License

     The Company's only asset is a license to market vitamins, minerals, nutritional supplements and other health and fitness products in the New York City boroughs of Manhattan and Staten Island, through the Grantor's Web Site. The Company desires to market these products to medical practitioners, alternative health professionals, martial arts studios and instructors, sports and fitness trainers, other health and fitness practitioners, school and other fund raising programs and other similar types of customers. The license was acquired on April 24, 2000 for a term of three years, with automatic renewal rights. The Company must pay an annual fee of $500 for maintenance of the Grantor's Web Site commencing on the anniversary date. The Grantor of the license retains 50% of the profits.

     See Note 5 for consideration paid to a related party for the assignment of this license.

     The Company's intention is to determine if it is economically feasible to commercially exploit a business plan. There have been no cash flows to date and no basis to project cash flows in the future. Pursuant to SFAS 121 an impairment loss is to be determined. As the fair market value of the license has not diminished below the carrying amount an impairment loss has not been recognized.


4.   Note  Payable

     The note was issued on April 24, 2000 and was assumed by the Company from its sole director and President of the Company in order to acquire the license, as to $10,000 and to reimburse organizational legal, audit and offering expenses, as to $40,000. The note payable is unsecured, bears interest at the Short-Term Applicable Federal Rate, and is due on the earlier of March 23, 2003 or the transfer of control of the Company.

     The  Company  has  used  5%  to  accrue  interest.


5.   Related  Party  Transactions

     The License referred to in Note 3 was assigned to the Company at cost by the sole director and President of the Company for consideration of 2,500,000 shares having a fair market value of $25,000 and the assumption of a note payable of $50,000 of which $10,000 was for the assignment of the License and $40,000 was for organizational, legal, audit and offering expenses paid. The Grantor of the License is not related to the Company.

                     (The accompanying notes are an integral
                        part of the financial statements)

                 PART II-INFORMATION NOT REQUIRED IN PROSPECTUS

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Lifestream's Articles of Incorporation provide that it must indemnify its directors and officers to the fullest extent permitted under Washington law against all liabilities incurred by reason of the fact that the person is or was a director or officer of Lifestream or a fiduciary of an employee benefit plan, or is or was serving at the request of Lifestream as a director or officer, or fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

     The effect of these provisions is potentially to indemnify Lifestream's directors and officers from all costs and expenses of liability incurred by them in connection with any action, suit or proceeding in which they are involved by reason of their affiliation with Lifestream. Pursuant to Washington law, a corporation may indemnify a director, provided that such indemnity shall not apply on account of: (a) acts or omissions of the director finally adjudged to be intentional misconduct or a knowing violation of law; (b) unlawful distributions; or (c) any transaction with respect to which it was finally adjudged that such director personally received a benefit in money, property, or services to which the director was not legally entitled.

     The bylaws of Lifestream, filed as Exhibit 3.2, provide that it will indemnify its officers and directors for costs and expenses incurred in connection with the defense of actions, suits, or proceedings against them on account of their being or having been directors or officers of Lifestream, absent a finding of negligence or misconduct in office. Lifestream's Bylaws also permit it to maintain insurance on behalf of its officers, directors, employees and agents against any liability asserted against and incurred by that person whether or not Lifestream has the power to indemnify such person against liability for any of those acts.


                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The amounts set forth are estimates except for the SEC registration  fee:


                                                         AMOUNT TO
                                                          BE PAID
                                                         ----------
  SEC registration fee  . . . . . . . . . . . . . . . .  $        3
  Printing and engraving expenses . . . . . . . . . . .          --
  Attorneys' fees and expenses  . . . . . . . . . . . .      40,000
  Accountants' fees and expenses  . . . . . . . . . . .       1,500
  Transfer agent's and registrar's fees and expenses  .         500
  Miscellaneous . . . . . . . . . . . . . . . . . . . .         965
                                                         ----------
  Total . . . . . . . . . . . . . . . . . . . . . . . .  $   42,968
                                                         ==========


     The  Registrant  will  bear  all  expenses  shown  above.


                     RECENT SALES OF UNREGISTERED SECURITIES

     Set forth below is information regarding the issuance and sales of Lifestream's securities without registration since its formation. No such sales involved the use of an underwriter and no commissions were paid in connection with the sale of any securities.

     On April 24, 2000, Lifestream issued 2,500,000 shares of common stock to Herman Poon in compensation, along with a promissory note for $50,000, for the license of Vitamineralherb.com rights. The issuance of the shares was exempt from registration under Rule 506 of Regulation D, Regulation S and sections 3(b) and 4(2) of the Securities Act of 1933, as amended, due to Mr. Poon's status as the founder and initial management of Lifestream, and his status as an accredited investor, his foreign nationality and the limited number of investors
(one).

                                    EXHIBITS

     The  following  exhibits  are filed as part of this Registration Statement:



EXHIBIT
NUMBER      DESCRIPTION
------      -----------
     3.1*   Articles of Incorporation
     3.2*   Bylaws
     4.1*   Specimen Stock Certificate
     4.2*   Stock Subscription Agreement
     5.1*   Opinion re: legality
    10.1*   License Agreement
    10.2*   Assignment of License Agreement
    10.3*   Amended Promissory Note
    10.4*   Manufacturing Agreement
    23.1    Consent of Independent Auditors
    23.2*   Consent of Counsel (see Exhibit 5.1)
_________
     *     Previously filed



                                  UNDERTAKINGS

     The  Registrant  hereby  undertakes  that  it  will:

     (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

          (iii) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the Offering of the securities of the securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, British Columbia, Canada, on May 11, 2001.


Lifestream  Inc.


                                            By:  /s/  Herman Poon
                                               ---------------------------------
                                                      HERMAN POON
                                                       PRESIDENT

     In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

       SIGNATURE                   TITLE                               DATE
       ---------                   -----                               ----

 /s/ Herman Poon    President, Chief Executive Officer, Secretary   May 11, 2001
------------------  Principal Financial and Accounting Officer,
     HERMAN POON    Sole Director

                                LIST OF EXHIBITS

     The  following  exhibits  are filed as part of this Registration Statement:

EXHIBIT
 NUMBER     DESCRIPTION
-------     -----------
     3.1*   Articles of Incorporation
     3.2*   Bylaws
     4.1*   Specimen Stock Certificate
     4.2*   Stock Subscription Agreement
     5.1*   Opinion re: legality
    10.1*   License Agreement
    10.2*   Assignment of License Agreement
    10.3*   Amended Promissory Note
    10.4*   Manufacturing Agreement
    23.1    Consent of Independent Auditors
    23.2*   Consent of Counsel (see Exhibit 5.1)
_________
     *     Previously filed